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                                                                      EXHIBIT 11


                         SATCON TECHNOLOGY CORPORATION

                       COMPUTATION OF EARNINGS PER SHARE
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


                                              FISCAL YEAR ENDED SEPTEMBER 30,
                                           -------------------------------------
                                              1997          1996          1995
                                             ------        ------        ------
          Calculation of Shares:
  Weighted Average Shares Outstanding...    7,959,309     7,285,756     7,079,855
  Net Shares Outstanding from Assumed
   Exercise of stock options............
  Net Warrants Outstanding from Assumed
   Exercise of Warrants.................
                                           ----------    ----------    ----------
      Net Common Stock Equivalents
       Outstanding......................            -             -             -
                                           ----------    ----------    ----------
      Weighted Average Shares -
        Primary.........................    7,959,309     7,285,756     7,079,855
                                           ----------    ----------    ----------
      Additional Shares Assumed
       Exercised with Full Dilution -
       Options..........................
      Additional Shares Assumes
       Exercised with Full Dilution -
       Warrants.........................
                                           ----------    ----------    ----------
      Weighted Average Shares - Fully
       Diluted..........................    7,959,309     7,285,756     7,079,855
                                           ==========    ==========    ==========

          Calculation of Earnings per
           Share:
       Net Income.......................  $(6,143,242)  $(2,864,836)  $(1,210,045)
       Primary Earnings per Share.......  $     (0.77)  $     (0.39)  $     (0.17)
       Fully Diluted Earnings per
         Share..........................  $     (0.77)  $     (0.39)  $     (0.17)
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